SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                October 31, 2006
                Date of Report (Date of earliest event reported)


                           HIRSCH INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)


       Delaware                     0-23434                  11-2230715
(State or other jurisdiction  (Commission File Number)      (IRS Employer
 of incorporation)                                      Identification Number)



                                50 Engineers Road
                            Hauppauge, New York 11788


                                 (631) 436-7100
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act
     (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 OTHER EVENTS
Item 8.01 OTHER EVENTS

     On July 12, 2006, Hirsch International Corp. ("Hirsch" or the "Company") entered into a Stock Purchase Agreement (the "Purchase Agreement") with Sheridan Square Entertainment, Inc. ("SSE") pursuant to which Hirsch sold and SSE repurchased all of Hirsch's right, title and interest in and to forty (40) shares of the Series B Convertible Participating Stock of SSE, together with all payment-in-kind dividends whether or not issued (the "Purchased Stock") for an aggregate purchase price of $1,200,000 (the "Purchase Price"). The Purchase Price was to be paid on or before October 31, 2006. The Purchased Stock was acquired by the Company in conjunction with its execution of the previously terminated Agreement and Plan of Merger dated July 20, 2005 to which Hirsch entered into with SSE and SSE Acquisition Corp.

     SSE failed to make payment of the Purchase Price to Hirsch as required under the terms of the Purchase Agreement. The Company believes that the Purchase Price remains collectable, and has retained legal counsel to advise it as to the proper course of action to be taken to enforce its rights under the Purchase Agreement and to collect all amounts due thereunder.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HIRSCH INTERNATIONAL CORP.


                                     By: ______________________________
                                         Beverly Eichel
                                         Executive Vice President - Finance,
                                         Chief Financial Officer and Secretary

Dated:  November 6, 2006